Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”

GRANT AGREEMENT

THIS GRANT AGREEMENT (this “Agreement”) dated April 8, 2025

BETWEEN:

[***]

AND

Cingulate Therapeutics, LLC of 1901 W. 47th Place, 3rd Floor, Kansas City, KS 66205

1)	Grantor – [***] (“Foundation”)

2)	Grantee – Cingulate Therapeutics, LLC (“Cingulate”)

3)	Grant Funds – $3,000,000 to be received in three installments:

●	$1,000,000 on May 1, 2025 ,
●	$1,000,000 upon completion of formulation study for CTx-2103, and
●	$1,000,000 upon completion of development batches required for CTx-2103 IND

Except for the right to receive royalties upon commercialization of CTx-2103, Foundation shall not receive anything in return for the Grant Funds.

4)	Use of Proceeds – The Grant Funds will be expended to support the clinical and manufacturing development of CTx-2103 (Buspirone) (the “Purpose”) as outlined in Exhibit 1. Cingulate shall not be required to return any Grant Funds received from Foundation unless the Purpose has ended, in which case Cingulate will return any remaining Grant Funds to Foundation.

5)	Recordkeeping and Reporting – Cingulate shall maintain records of receipts and expenditures of the Grant Funds and shall make such records available to Foundation for informational purposes, upon its reasonable request.

6)	Intellectual Property – Any intellectual property created or developed in connection with the Purpose, including through Cingulate’s use of the Grant Funds, shall be Cingulate’s sole property and Cingulate shall hold all rights therein.

7)	No Joint Venture – The grant by Foundation to Cingulate shall not be construed in any manner to imply or create a relationship between Foundation and Cingulate as partners, joint ventures or agents. Neither party shall have authority to make any statements, representation, or commitments of any kind, or to take any action which shall be binding on the other party.

8)	Royalty – Foundation will receive a future royalty contingent on the commercialization of CTx-2103. In the event that Cingulate receives sales revenue or royalty payments under a sublicense agreement from CTx-2103, Foundation will receive a royalty of $500,000 per quarter, beginning six months after the first sale of CTx-2103, with a maximum cumulative pay-out of $3,500,000.

9)	Governing Law – This Agreement will be construed in accordance with and governed by the laws of the State of Texas.

10)	Amendments – This Agreement may only be amended or modified by a written instrument executed by both the parties.

11)	Entire Agreement – This Agreement and the Confidentiality Agreement, dated December 20, 2024, between the parties constitute the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above by their duly authorized representatives.

Foundation		Cingulate

By	[***]	By	/s/ Shane Schaffer
Name	[***]	Name	Shane Schaffer
Title	[***]	Title	CEO

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EXHIBIT 1

[CTx-2103 Clinical and Manufacturing Development]

[***]

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